Exhibit 10.2

                                                       MAY 7, 1997



              ADVANCED TECHNOLOGY LABORATORIES, INC.

                   Employee Stock Purchase Plan



1. Definitions

   ''Code'' means the Internal Revenue Code of 1986, as amended or succeeded by later legislative enactments.

   ''Committee'' means the Committee provided for in Section 4, which shall administer this ESPP.

   ''Common Stock'' means common stock, par value $0.01 per share, of the Company.

   ''Company'' means Advanced Technology Laboratories, Inc., a Washington corporation.

   ''Compensation'' means a Participant's base salary plus any commissions paid.

   ''ESPP'' means this Advanced Technology Laboratories, Inc. Employee Stock Purchase Plan.

   ''Fair Market Value'' of the Common Stock as of any day means the closing price (rounded to the next highest cent in the case of fractions of a cent) of the Common Stock as reported on such day or, if such day is not a trading day of the Nasdaq Stock Market, the immediately preceding trading day as reported by the Nasdaq Stock Market. The Committee, in its sole discretion, shall make all determinations required by this definition.

   ''Participant'' means an employee of ATL Ultrasound, Inc., a wholly owned subsidiary of the Company, and its wholly owned subsidiary, ATL International, Inc., without reference to any other subsidiary or affiliate organization of either corporation, who is regularly scheduled to work a minimum of 20 hours per week.

   ''Purchase Period'' means a six month period commencing on January 1 or July 1.

2. Purpose

   The purpose of this ESPP is to enable Participants to acquire a larger personal proprietary interest in the Company, and to encourage Participants to remain in the employ of the Company and have a personal interest in the success of the Company. This ESPP is intended to constitute an ''employee stock purchase plan'' as defined in the Code, and shall be interpreted and administered to further that intent.

  This ESPP is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence the conduct of any Participant's affairs. A Participant, therefore, may sell Common Stock that is purchased under this ESPP at any time, subject to compliance with any applicable federal or state tax and securities laws. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE SHARES.

3. Governmental Regulations

   The Company's obligation to sell and deliver shares of Common Stock under this ESPP is subject to the approval of any
governmental   authority   required   in   connection   with   the
authorization, issuance or sale of such shares, including the Securities and Exchange Commission, the securities administrators of the states in which Participants reside, and the Internal Revenue Service.

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4. Administration

  This ESPP shall be administered by the Compensation Committee of the Board of Directors of the Company. The Compensation Committee shall have plenary authority, in its discretion, to interpret the ESPP, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of the ESPP. The Committee's determinations of the matters referred to in this Section 4 shall be conclusive. It is the intention of the Company and the Committee that this ESPP and the administration hereof comply in all respects with Section 16(b) of the Securities Exchange Act of 1934 and Section 423(b) of the Code.

5. Stock Subject to the ESPP

   There are reserved for issuance under this ESPP 300,000 shares of Common Stock which may be purchased by Participants pursuant to this ESPP, subject to adjustment as provided in Section 15.

6. Purchase Periods

   This ESPP will be administered based on semi-annual Purchase Periods commencing January 1 or July 1. The first Purchase Period will begin on January 1, 1997 and end on June 30, 1997.

7. Payroll Deductions.

   Any person who is properly enrolled as a Participant at the beginning of a Purchase Period may elect, in accordance with procedures prescribed by the Committee, to have the Company deduct a specified integer number percentage of the Participant's Compensation for the purchase of shares of Common Stock pursuant to the ESPP.

   The maximum rate of deduction that a Participant may elect for any Purchase Period is 15%. An amount equal to the elected percentage of the Participant's Compensation shall be deducted on each regular pay day falling within the Purchase Period. All amounts will be deducted from a Participant's Compensation on an after-tax basis. No interest will be paid on payroll deductions accumulated under this ESPP.

   A Participant who is enrolled in this ESPP at the end of a Purchase Period will, unless the Participant gives notice of his or her intent to withdraw from the ESPP, automatically be enrolled as a Participant in the subsequent Purchase Period.

8. Purchase of Common Stock

  On the first business day following the end of a Purchase Period (the ''Purchase Date''), a Participant's accumulated payroll deductions will, subject to the limitations of Section 9 and the termination provisions of Section 14, be applied toward the purchase of shares of Common Stock at a purchase price equal to the lesser of:

     (a) 85% of the Fair Market Value for the Common Stock on the first day of the Purchase Period; or

     (b) 85% of the Fair Market Value for the Common Stock on  the
  Purchase Date,

in either event rounded to the nearest whole cent.

  Shares of Common Stock may be purchased under the ESPP only with a Participant's accumulated payroll deductions. Fractional shares cannot be purchased. At the conclusion of each Purchase Period, the Company shall automatically re-enroll each Participant in the next Purchase Period, and any portion of a Participant's accumulated payroll deductions not used for the purchase of Common Stock at the end of a Purchase Period shall be applied to the purchase of Common Stock in the next Purchase Period if the Participant is participating in the ESPP during that Purchase Period, or returned to the Participant.

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9. Limitations on Share Purchases

   During any Purchase Period the maximum number of shares of Common Stock that may be purchased by a Participant may not exceed 1,000 shares. During any calendar year, the maximum value of the Common Stock that may be purchased by a Participant under this ESPP is $25,000, said value to be determined on the basis of the Fair Market Value of the Common Stock on the first day of the Purchase Period and in accordance with the requirements of Code
Section 423(b)(8). The foregoing limitation is intended to and shall be interpreted in such a manner as will comply with Section 423(b)(8) of the Code. In addition, no Participant shall be permitted to subscribe for any shares under this ESPP if such Participant, immediately after such subscription, owns shares that account for (including all shares that may be purchased under outstanding subscriptions under the ESPP and any other outstanding options to purchase shares of Common Stock) five percent or more of the total combined voting power or value of all classes of shares of the Company or its subsidiaries. For the foregoing purposes the rules of Section 424(d) of the Code shall apply in determining share ownership.

10. Withdrawal from the ESPP

   At any time prior to the last three weeks of a Purchase Period, a Participant may elect, in accordance with procedures prescribed by the Committee, to withdraw from the ESPP. If a Participant withdraws from the ESPP, all of the Participant's payroll deductions for that Purchase Period will be promptly returned to the Participant, and the Participant will not be eligible to participate in the ESPP again before the next Purchase Period. If a Participant withdraws effective for a Purchase Period that has not yet commenced, the Participant may elect to participate in any subsequent Purchase Period. If a Participant's payroll deductions are interrupted by any legal process, the Participant will be deemed to have elected to withdraw from the ESPP for the Purchase Period in which the interruption occurs.

   A Participant's participation and payroll deductions continue during a leave of absence unless the Participant elects to stop his or her payroll deductions. Such participation will end automatically at the end of the current Purchase Period. A Participant may re-enroll to participate in subsequent Purchase Periods which commence following the employee's return from the leave of absence.

11. Issuance of Common Stock to Custodial Accounts

   The shares of Common Stock purchased by Participants will be issued electronically by the Company's transfer agent to a Participant's custodial account as soon as practicable after each Purchase Date. Common Stock purchased under the ESPP will be issued only in the name of the Participant (or, if his or her authorization so designates, in the name of the Participant and another person of legal age as joint tenants with rights of survivorship). The custodial account of Participants shall be maintained by a bank, broker-dealer or similar custodian that has agreed to hold such shares for the accounts of the respective Participants. Fees and expenses of the bank, broker-dealer or similar custodian shall be paid by the Company or allocated among the respective Participants in such manner as the Committee determines. A Participant or his or her legal representative may withdraw Common Stock from his or her custodial account at any time; however any withdrawal within 2 years of the first day of the Purchase Period and one year of the Purchase Date will be treated by the Company as a disqualifying disposition under the Code and be reported on the Participant's tax Form W-2.

12. Withholding Taxes

   In connection with the purchase of shares of Common Stock under this ESPP, the Company (a) shall not issue a certificate for such shares until it has received payment from the Participant of any required withholding tax in cash or by the retention or acceptance upon delivery thereof by the Participant of shares of Common Stock sufficient in Fair Market Value to cover the amount of such withholding tax and (b) shall have the right to retain or sell without notice, or to demand surrender of, shares of Common Stock in value sufficient to cover any withholding tax. The Company shall have the right to withhold from any payroll deductions made by the Participant under this ESPP an amount equal to any required withholding tax. In either case, the Company shall make payment (or reimburse itself for payment made) to the appropriate taxing authority of an amount in cash equal to the amount of such withholding tax, remitting

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any  balance to the Participant. For purposes of this Section  12, the value of shares of Common Stock so retained or surrendered shall be equal to the Fair Market Value of such shares on the date that the amount of the withholding tax is to be determined (the ''Tax Date''), and the value of shares of Common Stock so sold shall be the actual net sale price per share (after deduction of commissions) received by the Company.

   Notwithstanding the foregoing, the Participant may elect, subject to approval by the Committee, to satisfy the obligation to pay any withholding tax, in whole or in part, by providing the Company with funds sufficient to enable the Company to pay such withholding tax or by having the Company retain or accept upon delivery thereof by the Participant shares of Common Stock sufficient in Fair Market Value to cover the amount of such withholding tax. Each election by a Participant to have shares retained or to deliver shares for this purpose must be in writing and made on or prior to the Tax Date.

13. Transferability

   A Participant's rights under this ESPP, including rights to accumulated payroll deductions, may not be pledged, assigned, encumbered or otherwise transferred for any reason other than by will or the laws of descent and distribution. Any such attempt will be treated as an election by the Participant to withdraw from this ESPP.

14. Terminating Events

   Upon (a) the dissolution or liquidation of the Company, (b) a merger or other reorganization of the Company with one or more corporations as a result of which the Company will not be a surviving corporation, (c) the sale of all or substantially all of the assets of the Company or a material division of the Company,
(d) a sale or other transfer, pursuant to a tender offer or otherwise, of more than fifty percent (50%) of the then outstanding shares of Common Stock of the Company, (e) an acquisition by the Company resulting in an extraordinary expansion of the Company's business or the addition of a material new line of business, or (f) any exchange that is subject to this Section 14 in accordance with the provisions of Article 15 (any of such events is herein referred to as a ''Terminating Event''), the Committee may but shall not be required to:

     (a) make provision for the continuation of the Participants' rights under this ESPP on such terms and conditions as the Committee determines to be appropriate and equitable, including where applicable, but not limited to, an arrangement for the substitution on an equitable basis, for each share of Common Stock that could otherwise be purchased at the end of the Purchase Period in progress at the time of the Terminating Event, of any consideration payable with respect to each then outstanding share of Common Stock in connection with the Terminating Event; or

     (b) terminate all rights of Participants under the ESPP for such Payment Period and

        (i) return to the Participants all of their payroll deductions for such Payment Period; and

        (ii) for each share of Common Stock, if any, that could otherwise be purchased under the ESPP by a Participant at the end of such Purchase Period (determined by assuming that payroll deductions at the rate elected by the Participant were continued to the end of the Purchase Period and used to purchase shares based on the Fair Market Value of the Common Stock on the first day of the Purchase Period) and with respect to which (A) the purchase price at which such share could be purchased (determined with reference only to the Fair Market Value of the Common Stock on the first day of the Purchase Period) is exceeded by (B) the Fair Market Value on the date of the Terminating Event of a share of Common Stock, as determined by the Committee, pay to the Participant an amount equal to such excess.

   The Committee shall make all determinations necessary or advisable in connection with Terminating Events, and its determinations shall, in the absence of fraud or patent mistake, be conclusive and binding on all persons with any interest in the ESPP.

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15. Adjustments Upon Changes in Capitalization

   In the event of any changes in the outstanding stock of the Company by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, split-ups, split-offs, spin-offs, liquidations or other similar changes in capitalization, or any distribution to stockholders other than cash dividends, the Committee shall make such adjustments, if any, in light of the change or distribution as the Committee in its sole discretion shall determine to be appropriate in the number and class of shares and the purchase prices of the Common Stock which may be purchased by Participants during the current Purchase Period. In the event of any such change in the outstanding Common Stock of the Company, the aggregate number and class of shares available under this ESPP and the maximum number of shares which may be purchased and their purchase price shall be appropriately adjusted by the Committee.

  Upon the happening of an event specified in this Section 15, the class and aggregate number of shares available under this ESPP, as set forth in Section 5 shall be appropriately adjusted to reflect the event. Notwithstanding the foregoing, such adjustments shall be made only to the extent that the Committee, based on advice of counsel for the Company, determines that such adjustments will not constitute a change requiring shareholder approval under 423(b)(2) of the Code.

16. Termination of Employee's Rights

  Subject to the provisions of the next paragraph, a Participant's rights under this ESPP will terminate if he or she for any reason (including death, disability or voluntary or involuntary termination of employment) ceases to be an employee of the Company or one of its subsidiaries. To the extent that the rights of a Participant terminate in accordance with this Section 16, any of the Participant's accrued payroll deductions will be promptly returned to the Participant or his or her personal representative.

  This ESPP does not, directly or indirectly, create any right for the benefit of any employee or class of employees to preferentially purchase any Common Stock under the ESPP, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

17. Termination and Amendments to ESPP

   This ESPP may be terminated at any time by the Committee but, except as provided in Section 14, such termination shall not affect the rights of Participants under the ESPP for the Purchase Period in progress at the time of termination. This ESPP will terminate in any case when all or substantially all of the unissued shares of Common Stock reserved for the purposes of the ESPP have been purchased. If at any time shares of Common Stock reserved for the purpose of the ESPP remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among Participants in proportion to the respective amounts of their accumulated payroll deductions, and the ESPP shall terminate. Upon such termination or any other termination of the ESPP, all payroll deductions not used to purchase shares of Common Stock will be refunded to the Participants entitled thereto.

   This ESPP may be terminated, modified or amended by the shareholders of the Company. The Board of Directors of the Company may also terminate this ESPP, or modify or amend the ESPP in such respects as it shall deem advisable in order to conform to any change in any law or regulation applicable thereto, or in other respects; however, to the extent required by applicable law or regulation, shareholder approval will be required for any amendment which will (a) increase the total number of shares which may be issued under the ESPP, (b) change the class of persons eligible to purchase Common Stock under the ESPP, (c) materially increase the benefits accruing to Participants under the ESPP, or
(d) otherwise require shareholder approval under any applicable law or regulation.

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18. Information to Participants

   A  Participant  in this ESPP shall not have  any  rights  as  a shareholder of the Company on account of shares of Common Stock that may be purchased under the ESPP prior to the time such shares are actually purchased by and issued to the Participant. Notwithstanding the foregoing, the Company shall deliver to each Participant under this ESPP who does not otherwise receive such materials (a) a copy of the Company's annual financial statements, together with management's discussion and analysis of financial condition and results of operations for the fiscal year, and (b) a copy of all reports, proxy statements and other communications distributed to the Company's security holders generally.

19. Approval of Shareholders

   This ESPP shall be effective January 1, 1997, subject to approval by the holders of a majority of the shares of the Company present or represented by proxy at the first annual meeting of the shareholders of the Company held after the date on which the ESPP is adopted by the Board of the Company. This ESPP shall also be subject to approval by the shareholders of the Company in a manner that complies with Section 423(b)(2) of the Code. If such approvals do not occur prior to the end of the first Purchase Period under the ESPP, this ESPP and all rights of Participants under the ESPP shall terminate, and all payroll deductions of Participants accumulated under the ESPP will be promptly returned to the Participants.


Approved by Shareholders on May 7, 1997

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